Exhibit 99.1

Carolina Financial Corporation Reports Results for First Quarter of 2016

NEWS RELEASE – For Release April 22, 2016, 9:00AM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C., April 22, 2016 - Carolina Financial Corporation (NASDAQ: CARO) today announced financial results for the three months ended March 31, 2016.

First Quarter 2016 financial highlights:

•	Net income for the first quarter of 2016 increased 20.9% to $3.6 million, or $0.30 per diluted share
•	Operating earnings for the first quarter of 2016 increased 18.9% to $3.7 million, or $0.31 per diluted share
•	Net income of CresCom Bank, excluding Crescent Mortgage Company, increased 38.0% to $3.4 million
•	Loans receivable grew at an annualized rate of 17.9% or $41.3 million since December 31, 2015
•	Annualized return on average assets of 1.03% and return on average equity of 10.31% for the first quarter of 2016
•	Nonperforming assets decreased to 0.39% of total assets from 0.47% of total assets at December 31, 2015

“We are very pleased with our core operating results of $0.31 per diluted share for the first quarter of 2016. The Company’s earnings grew approximately 20.9% year over year while the earnings of CresCom Bank grew approximately 38.0% year over year. The Company experienced excellent loan growth during the first quarter of 2016 as a result of our continued business development efforts in our local markets. In addition to these excellent first quarter results, we opened our first branch in the Wilmington market in April of 2016. We look forward to serving the Wilmington market through our team of retail and commercial bankers. We have received regulatory approval for our acquisition of Congaree Bancshares, Inc. and expect to close the transaction in early June 2016 with the operational conversion scheduled for early third quarter,” stated Jerry Rexroad, Chief Executive Officer.

Financial Results

Carolina Financial Corporation

■	The Company reported net income for the three months ended March 31, 2016 of $3.6 million, or $0.30 per diluted share, as compared to $3.0 million, or $0.31 per diluted share, for the three months ended March 31, 2015.
■	The Company reported book value per common share of $12.12 and $11.92 as of March 31, 2016 and December 31, 2015, respectively. Tangible book value per common share was $11.87 and $11.66 as of March 31, 2016 and December 31, 2015, respectively.
■	At March 31, 2016, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $142.4 million as of March 31, 2016 compared to $139.9 million at December 31, 2015.

CresCom Bank

■	The Bank’s net income (excluding Crescent Mortgage Company) was $3.4 million for the three months ended March 31, 2016 compared to $2.5 million for the three months ended March 31, 2015.
■	No provision for loan loss was recorded during the three months ended March 31, 2016 or 2015. This was primarily due to continued excellent asset quality as well as net recoveries of $92,000 and $344,000 for the three months ended March 31, 2016 and 2015, respectively.
■	The Bank’s non-performing assets were 0.39% and 0.47% of total assets at March 31, 2016 and December 31, 2015, respectively.
■	Loans receivable (before allowance for loan losses) grew to $964.0 million at March 31, 2016 compared to $922.7 million at December 31, 2015. The increase in loans receivable primarily relates to the Bank’s focus on commercial lending and residential mortgage lending.
■	The number of checking accounts increased at an annualized rate of 9.3% since December 31, 2015. As of March 31, 2016 and December 31, 2015, core deposits, defined as checking, savings and money market, comprised approximately 57.4% and 56.7%, respectively, of total deposits.
■	The Bank’s retail mortgage conforming loan originations increased slightly to $17.7 million for the three months ended March 31, 2016 compared to $17.6 million for the three months ended March 31, 2015. However, the compression in the overall margin resulted in a slight decrease in mortgage banking income period over period. Mortgage banking income consists primarily of gain on sale of loans and related fees as well as fair value changes in mortgage banking derivatives.

Crescent Mortgage Company

■	Net income for Crescent Mortgage Company, a wholly-owned subsidiary of the Bank, was $401,000 for the three months ended March 31, 2016 compared to $711,000 for the three months ended March 31, 2015.
■	The decrease in net income of Crescent Mortgage Company is attributable to the decrease in originations period over period as well as a compression in the overall margin. The new regulatory rules related to TILA-RESPA Integrated Disclosures (“TRID”) have significantly impacted the mortgage banking industry. Originations for the three months ended March 31, 2016 and 2015 were $186.8 million and $225.5 million, respectively. Mortgage banking income for the three months ended March 31, 2016 was $2.8 million compared to $3.6 million for the three months ended March 31, 2015. The percentage of originations attributable to refinances were 38% for the three months ended March 31, 2016 as compared to 41% for the three months ended March 31, 2015.

Conference Call

A conference call will be held at 2:00 p.m., Eastern Time on April 22, 2016. The conference call can be accessed by dialing (855) 218-6998 or (615) 247-5963 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 90605678. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately three hours after the call by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 90605678.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company. As of March 31, 2016, Carolina Financial Corporation had approximately $1.5 billion in total assets and Crescent Mortgage Company originated loans in 45 states and partners with community banks, credit unions and mortgage brokers. In 2015, Carolina Financial Corporation was ranked #1 on American Banker’s 2015 list of “Top 200 Community Banks and Thrifts as Ranked by Three-Year Average ROE.” During 2014, CresCom Bank completed two branch acquisitions and grew from 11 to 26 branch locations. In addition, in 2014 the Company added loan production offices in Greenville, SC, and Wilmington, NC. In August 2015, the Company opened its first full-service branch in Greenville, SC. On December 14, 2015, the Company closed a public offering of 2,262,296 shares of its common stock with net proceeds of approximately $32.1 million after deducting underwriting discounts, commissions and estimated offering expenses incurred by the Company. In January 2016, the Company announced the acquisition of Congaree Bancshares, Inc., a $116 million bank holding company headquartered in the Columbia, SC market, which is expected to close in June of 2016. In April 2016, the Company opened its first full-service branch in Wilmington, NC.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, such as core deposits, tangible book value, and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation table later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the businesses of the Company and Congaree Bancshares, Inc. (“Congaree”) may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from the acquisition may not be fully realized within the expected timeframes; (9) disruption from the acquisition may make it more difficult to maintain relationships with clients, associates, or suppliers; and (10) the shareholders of Congaree may not approve the acquisition.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ADDITIONAL INFORMATION ABOUT THE CONGAREE ACQUISITION AND WHERE TO FIND IT

This communication contains statements made in respect of the proposed transaction involving Carolina Financial and Congaree. This material is not a substitute for the definitive joint proxy statement/prospectus or any other documents which Carolina Financial and Congaree may send to the shareholders of Congaree in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Company has filed relevant documents concerning the Congaree acquisition with the SEC, including a registration statement on Form S-4, which includes a proxy statement/prospectus, and has been declared effective by the SEC. Shareholders of Congaree can obtain a free copy of the proxy statement/prospectus, as well as other filings by the Company, at the SEC’s internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Carolina Financial Corporation, 288 Meeting Street, Charleston, SC 29401, Attention: William A. Gehman, III, Executive Vice President and Chief Financial Officer.

SHAREHOLDERS OF CONGAREE ARE URGED TO READ THE ENTIRE DEFINITIVE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The directors and executive officers of Congaree and other persons may be deemed to be participants in the solicitation of proxies from Congaree’s shareholders in connection with the proposed acquisition. Information regarding Congaree’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2015, as amended. Other information regarding the participants in the Congaree proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed with the SEC.

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CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$10,894	10,206
Interest-bearing cash	19,413	16,421
Cash and cash equivalents	30,307	26,627
Securities available-for-sale	314,323	306,474
Securities held-to-maturity	16,995	17,053
Federal Home Loan Bank stock, at cost	7,769	9,919
Other investments	3,519	3,273
Derivative assets	2,434	1,945
Loans held for sale	31,804	41,774
Loans receivable, gross	964,021	922,723
Allowance for loan losses	(10,233)	(10,141)
Loans receivable, net	953,788	912,582

Premises and equipment, net	32,507	32,562
Accrued interest receivable	4,504	4,333
Real estate acquired through foreclosure, net	1,091	2,374
Deferred tax assets, net	5,995	5,273
Mortgage servicing rights	11,946	11,433
Cash value life insurance	28,330	28,082
Core deposit intangible	2,875	2,961
Other assets	4,853	3,004
Total assets	$1,453,040	1,409,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing deposits	$200,743	163,054
Interest-bearing deposits	927,029	868,474
Total deposits	1,127,772	1,031,528
Short-term borrowed funds	70,000	120,000
Long-term debt	98,465	103,465
Derivative liabilities	2,432	306
Drafts outstanding	1,695	2,154
Advances from borrowers for insurance and taxes	974	641
Accrued interest payable	350	333
Reserve for mortgage repurchase losses	3,605	3,876
Dividends payable to stockholders	362	361
Accrued expenses and other liabilities	4,995	7,146
Total liabilities	1,310,650	1,269,810
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	121	120
Additional paid-in capital	56,803	56,418
Retained earnings	86,110	82,859
Accumulated other comprehensive (loss) income, net of tax	(644)	462
Total stockholders’ equity	142,390	139,859
Total liabilities and stockholders’ equity	$1,453,040	1,409,669

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months
	Ended March 31,
	2016	2015
	(In thousands, except share data)
Interest income
Loans	$11,085	9,463
Investment securities	2,152	1,894
Dividends from FHLB	97	78
Other interest income	26	22
Total interest income	13,360	11,457
Interest expense
Deposits	1,367	961
Short-term borrowed funds	105	66
Long-term debt	615	473
Total interest expense	2,087	1,500
Net interest income	11,273	9,957
Provision for loan losses	—	—
Net interest income after provision for loan losses	11,273	9,957
Noninterest income
Mortgage banking income	3,175	4,017
Deposit service charges	862	840
Net loss on extinguishment of debt	(9)	—
Net gain on sale of securities	417	471
Fair value adjustments on interest rate swaps	(281)	(595)
Net increase in cash value life insurance	229	178
Mortgage loan servicing income	1,388	1,308
Other	495	371
Total noninterest income	6,276	6,590
Noninterest expense
Salaries and employee benefits	7,150	6,963
Occupancy and equipment	1,842	1,784
Marketing and public relations	385	402
FDIC insurance	168	165
Provision for mortgage loan repurchase losses	(250)	(250)
Legal expense	49	177
Other real estate expense, net	20	67
Mortgage subservicing expense	423	395
Amortization of mortgage servicing rights	532	460
Merger related expenses	186	—
Other	1,763	2,012
Total noninterest expense	12,268	12,175
Income before income taxes	5,281	4,372
Income tax expense	1,638	1,359
Net income	$3,643	3,013

Earnings per common share:
Basic	$0.31	0.32
Diluted	$0.30	0.31
Weighted average common shares outstanding:
Basic	11,746,574	9,366,172
Diluted	11,978,801	9,612,035

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	Three Months Ended
Selected Financial Data:	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Selected Average Balances:
Total assets	$1,412,778	1,364,772	1,320,219	1,297,053	1,230,944
Investment securities	335,929	330,364	312,707	307,450	286,055
Loans receivable, net	935,438	876,445	840,414	813,293	779,661
Loans held for sale	25,454	31,212	43,193	49,007	30,733
Deposits	1,069,451	1,052,192	1,027,771	999,489	971,181
Stockholders’ equity	141,311	111,189	102,327	97,647	95,354

Performance Ratios:
Return on average equity (1)	10.31%	12.98%	15.17%	16.05%	12.83%
Return on average assets (1)	1.03%	1.06%	1.18%	1.21%	0.99%
Average earning assets to average total assets	93.08%	92.23%	91.82%	92.18%	91.26%
Average loans receivable to average deposits	87.47%	83.30%	81.77%	81.37%	80.28%
Average equity to average assets	10.00%	8.15%	7.75%	7.53%	7.75%
Net interest margin-tax equivalent (2)	3.53%	3.59%	3.66%	3.80%	3.68%
Net charge-offs (recovery) to average loans receivable (annualized)	(0.04)%	(0.11)%	0.06%	(0.31)%	(0.18)%
Nonperforming assets to period end loans receivable	0.59%	0.72%	0.89%	0.86%	0.74%
Nonperforming assets to total assets	0.39%	0.47%	0.57%	0.55%	0.46%
Nonperforming loans to total loans	0.48%	0.47%	0.57%	0.47%	0.34%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (3)	1.06%	1.10%	1.15%	1.19%	1.17%
Allowance for loan losses as a percentage of nonperforming loans	223.38%	235.67%	201.98%	252.13%	341.68%

Nonperforming Assets:
Loans 90 days or more past due and still accruing	$—	—	—	—	—
Nonaccrual loans	4,581	4,303	4,896	3,973	2,745
Total nonperforming loans	4,581	4,303	4,896	3,973	2,745
Real estate acquired through foreclosure, net	1,091	2,374	2,744	3,271	3,166
Total nonperforming assets	$5,672	$6,677	$7,640	$7,244	$5,911

(1) Included in the net income of March 31, 2016 were pretax acquisition related expenses of approximately $186,000

(2) The tax equivalent net interest margin reflects tax-exempt income on a tax-equivalent basis.

(3) Acquired loans represent 6.4%, 7.0%, 8.0%, 8.8%, and 9.9%, of gross loans receivable at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, respectively.

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Segment net income:
Community banking	$3,413	3,258	2,854	2,817	2,473
Wholesale mortgage banking	401	525	1,273	1,323	711
Other	(188)	(207)	(256)	(224)	(180)
Eliminations	17	33	10	1	9
Total net income	$3,643	3,609	3,881	3,917	3,013

	For the Three Months Ended March 31,
	Loan Originations		Mortgage Banking Income		Margin
	2016	2015	2016	2015	2016	2015
Additional segment information:
Community banking	$17,679	17,582	420	443	2.38%	2.52%
Wholesale mortgage banking	186,798	225,457	2,755	3,574	1.47%	1.59%
Total mortgage banking income	$204,477	243,039	3,175	4,017	1.55%	1.65%

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	At March 31,	At December 31,
	2016	2015

Core deposits:
Noninterest-bearing demand accounts	$200,743	163,054
Interest-bearing demand accounts	147,393	158,581
Savings accounts	41,596	39,147
Money market accounts	257,808	223,906
Total core deposits	647,540	584,688

Certificates of deposit:
Less than $250,000	459,789	428,067
$250,000 or more	20,443	18,773
Total certificates of deposit	480,232	446,840
Total deposits	$1,127,772	1,031,528

	At March 31,	At December 31,
	2016	2015

Tangible book value per share:
Total common equity	$142,390	139,859
Less intangible assets	(2,875)	(2,961)
Tangible common equity	$139,515	136,898

Issued and outstanding shares	12,051,615	12,023,557
Less nonvested restricted stock awards	(302,028)	(285,805)
Period end dilutive shares	11,749,587	11,737,752

Total common equity	$142,390	139,859
Divided by period end dilutive shares	11,749,587	11,737,752
Common book value per share	$12.12	11.92

Tangible common equity	$139,515	136,898
Divided by period end dilutive shares	11,749,587	11,737,752
Tangible common book value per share	$11.87	11.66

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	For the Three Months
	Ended March 31,
Operating Earnings:	2016	2015
Income before income taxes	$5,281	$4,372
Gain on sale of securities	(417)	(471)
Net loss on extinguishment of debt	9	—
Fair value adjustments on interest rate swaps	281	595
Merger related costs	186	—
Operating earnings before income taxes	5,340	4,496
Tax expense	1,656	1,398
Operating earnings	$3,684	$3,098

Weighted average common shares outstanding:
Basic	11,746,574	9,366,172
Diluted	11,978,801	9,612,035
Operating earnings per common share:
Basic	$0.31	0.33
Diluted	$0.31	0.32

Income before income taxes	$5,281	4,372
Tax expense	1,638	1,359
Net Income	$3,643	$3,013

Weighted average common shares outstanding:
Basic	11,746,574	9,366,172
Diluted	11,978,801	9,612,035
Earnings per common share:
Basic	$0.31	0.32
Diluted	$0.30	0.31